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                                                                    Exhibit 99.2


                            AGREEMENT OF JOINT FILING

      Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                        TYCO INTERNATIONAL LTD.


                        By: /s/ Mark H. Swartz
                           ----------------------------------
                           Name:  Mark H. Swartz
                           Title: Executive Vice President
                                  and Chief Financial Officer


                        TYCO INTERNATIONAL GROUP S.A.


                        By: /s/ Richard W. Brann
                           ----------------------------------
                           Name:  Richard W. Brann
                           Title: Managing Director


                        TYCO GROUP s.a.r.l.


                        By: /s/ Richard W. Brann
                           ----------------------------------
                           Name:  Richard W. Brann
                           Title: General Manager